GIBRALTAR ANNOUNCES FOURTH QUARTER AND 2021 FINANCIAL RESULTS

2021 Revenue of $1.34B, GAAP EPS of $2.25, Adjusted EPS of $2.78
Q4 Revenue of $334.4M, Q4 GAAP EPS of $0.30; Adjusted EPS of $0.54
Order Backlog Increased 16%, Led by Renewables, with Strength Across the Board
2022 Outlook: Revenue $1.38B-$1.43B, EPS: GAAP $2.80-$3.00, Adjusted $3.20-$3.40

Buffalo, New York, February 23, 2022 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets, today reported its financial results for the three-month period ended December 31, 2021.

“Fourth quarter results were within our previously-announced range, capping off a year of top-line growth as we increased our leadership positions in sustainable, high-demand markets, while grappling with increasing complexity in a challenging inflation and supply chain environment,” Chairman and CEO Bill Bosway stated. “Renewables’ results, as previously disclosed, were impacted by increased cost absorption from supply disruptions causing increased field costs and unanticipated levels of structural steel inflation. We delivered solid results in our Residential, Agtech, and Infrastructure segments, all of which expanded margins on achieving greater balance in price/cost and improving supply chain management and execution. We are proud of all of our teams and appreciate their focus and agility in confronting each obstacle as we progressed through 2021.”
Fourth Quarter 2021 Consolidated Results from Continuing Operations
Below are fourth quarter 2021 consolidated results from continuing operations:

	Three Months Ended December 31,
$Millions, except EPS	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$334.4	$265.2	26.1%	$334.4	$265.2	26.1%
Net Income	$9.8	$17.6	-44.3%	$18.0	$19.5	-7.7%
Diluted EPS	$0.30	$0.53	-43.4%	$0.54	$0.59	-8.5%

Net sales from continuing operations increased 26.1% to $334.4 million, with organic growth contributing 8.6% and recent acquisitions contributing 17.5% despite continued supply chain challenges in the quarter, driven by price, volume, and participation gains.
GAAP earnings decreased 44.3% to $9.8 million, or $0.30 per share, and adjusted earnings decreased 7.7% to $18.0 million, or $0.54 per share. As previously announced, the quarter was impacted by margin compression in the Renewables segment from two issues – supply disruptions causing increased field costs, and an unanticipated level of inflation on structural steel in solar canopy racking projects. Positive contributors to the quarter included: Residential segment margins recovered through pricing actions, volume, participation gains, and continued 80/20 initiatives; Infrastructure segment margins benefited from lean productivity initiatives and favorable product line mix; Agtech segment margin improved sequentially on continued execution from lean enterprise initiatives and supply chain improvements. Adjusted measures remove charges for restructuring initiatives, acquisition-related items, and senior leadership transition costs, as further described in the appended reconciliation of adjusted financial measures.

Fourth Quarter Segment Results

Renewables
For the fourth quarter, the Renewables segment reported:

	Three Months Ended December 31,
$Millions	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$108.7	$64.6	68.3%	$108.7	$64.6	68.3%
Operating Income	$(1.0)	$8.3	-112.0%	$1.4	$8.3	-83.1%
Operating Margin	(1.0)%	12.8%	(1380) bps	1.3%	12.8%	(1150) bps

Revenue increased 68.3% including the TerraSmart acquisition, with organic revenue decreasing 2.3% driven by solar project delays related to supply chain and field operations disruptions. Backlog increased 27%, driven by strength in both ground mount and canopy solutions.
Adjusted operating income decreased to $1.4 million and operating margins contracted to 1.3% as field project management inefficiencies associated with market supply disruptions and an unanticipated level of cost inflation on structural steel used in solar canopy projects. The integration of TerraSmart remains on track with organization, process development, information systems, supply chain, and in-sourcing activities gaining momentum per plan.

Residential
For the fourth quarter, the Residential segment reported:

	Three Months Ended December 31,
$Millions	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$159.5	$128.2	24.4%	$159.5	$128.2	24.4%
Operating Income	$26.3	$20.3	29.6%	$26.5	$20.4	29.9%
Operating Margin	16.5%	15.8%	70 bps	16.6%	15.9%	70 bps

Revenue increased 24.4%, marking the sixth consecutive quarter of double-digit growth, nearly all of which was organic. Revenue was driven by price, volume and participation gains.
Adjusted operating income grew 29.9% and adjusted operating margin of 16.6% improved 70 basis points as price management and key operating actions began to drive year-over-year margin recovery. Gibraltar continues to work with supply chain partners to support customer needs while continuing its focus on price/cost management, simplification, in-lining, and automation.
Agtech
For the fourth quarter, the Agtech segment reported:

	Three Months Ended December 31,
$Millions	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$49.8	$59.9	-16.9%	$49.8	$59.9	-16.9%
Operating Income	$(5.1)	$3.4	-250.0%	$3.1	$3.8	-18.4%
Operating Margin	(10.2)%	5.7%	(1590) bps	6.3%	6.4%	(10) bps

Revenue decreased 16.9% as state and local agencies continued to work through construction permit backlogs for facilities designed to grow fruits and vegetables. For the states which legalized cannabis in 2020, the process of issuing production and processing licenses to operators remains slower than expected resulting in additional customer project delays during the quarter. The commercial greenhouse business continued solid growth across its core product lines serving the retail, institutional and car wash markets. Order backlog increased modestly in the quarter, with continued strength in produce and commercial businesses.
Adjusted operating margin improved 120 basis points compared to the third quarter on continued execution from lean enterprise initiatives, ongoing integration activities, and efforts to optimize supply chain, particularly in sourcing roofing systems and glass; margin was essentially flat year-over-year.

Infrastructure
For the fourth quarter, the Infrastructure segment reported:

	Three Months Ended December 31,
$Millions	GAAP			Adjusted
	2021	2020	% Change	2021	2020	% Change
Net Sales	$16.5	$12.4	33.1%	$16.5	$12.4	33.1%
Operating Income	$1.0	$0.6	66.7%	$1.1	$0.8	37.5%
Operating Margin	6.4%	4.6%	180 bps	6.5%	6.4%	10 bps

Revenue increased 33.1%, driven by growth in both fabricated and in non-fabricated products. Management expects to see the impact of incremental government spending on infrastructure toward the end of 2022. Order backlog increased 12%.
Adjusted operating margin was up slightly as the benefits of 80/20 initiatives and favorable mix offset unanticipated structural steel inflation as well as labor availability challenges.

Business Outlook
“2021 was a challenging year in which we gained valuable learning from an environment that pressure-tested our systems, processes, tools, and organization and operating paradigms. These challenges - unprecedented inflation, supply chain inefficiencies, and labor availability issues along with acquisition integrations and additional pandemic variants - helped us identify additional opportunities to improve our business, portfolio, business systems, and organization,” stated Mr. Bosway.
“As we enter 2022, our demand is solid across the business and the robust long-term fundamentals supporting our end markets remain intact. We expect the market environment to be dynamic for at least the first half of the year as inflation, labor, transportation, and pandemic challenges persist,” Mr. Bosway concluded. “I am confident, given the successes we achieved and the investments we made over the last 12 months in our organization, systems, and processes, we will enhance our 2022 performance and deliver full year growth and margin expansion as we continue to execute toward our 2025 objectives.”

Gibraltar is providing guidance for revenue and earnings for the full year 2022. Consolidated revenue is expected to range between $1.38 billion and $1.43 billion, compared to $1.34 billion in 2021. GAAP EPS is expected to range between $2.80 and $3.00, compared to $2.25 in 2021, and adjusted EPS is expected to range between $3.20 and $3.40, compared to $2.78 in 2021.

Fourth Quarter 2021 Conference Call Details
Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the fourth quarter of 2021. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com, where related presentation materials will also be posted prior to the conference call. The call may also be accessed by dialing into the call at (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.
About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the renewable energy, residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living, sustainable power, and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the availability and pricing of our principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, availability of labor at our manufacturing and distribution facilities or on our project sites, the impacts of COVID-19 on the global economy and on our customers, suppliers, employees, operations, business, liquidity and cash flows, the loss of any key customers, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, disruptions to our IT systems, the impact of regulation, rebates, credits and incentives and variations in government spending and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release, including adjusted operating income and margin, adjusted net income, adjusted earnings per share (EPS) and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) each a non-GAAP financial measure. Adjusted net income, operating income and margin excludes special charges consisting of restructuring costs primarily associated with 80/20 simplification or lean initiatives, senior leadership transition costs, and acquisition related costs. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from adjusted EPS. Adjusted EBITDA further excludes depreciation, amortization and stock compensation. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. The Company believes that the presentation of results excluding these items provides meaningful supplemental data to investors that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Adjusted EBITDA is also a useful measure of the Company’s ability to service debt and is one of the measures used for determining the Company’s debt covenant compliance. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
Reconciliations of non-GAAP measures related to full-year 2022 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net sales	$334,449	$265,201	$1,339,783	$1,032,578
Cost of sales	268,639	202,775	1,049,772	776,235
Gross profit	65,810	62,426	290,011	256,343
Selling, general, and administrative expense	42,724	39,704	184,723	149,153
Intangible asset impairment	8,300	—	8,300	—
Income from operations	14,786	22,722	96,988	107,190
Interest expense, net	459	220	1,639	703
Other expense (income)	66	150	(4,213)	(1,272)
Income before taxes	14,261	22,352	99,562	107,759
Provision for income taxes	4,468	4,754	25,046	24,468
Income from continuing operations	9,793	17,598	74,516	83,291
Discontinued operations:
(Loss) income before taxes	(388)	(25,992)	1,479	(16,602)
Provision for income taxes	43	151	366	2,123
(Loss) income from discontinued operations	(431)	(26,143)	1,113	(18,725)
Net income (loss)	$9,362	$(8,545)	$75,629	$64,566
Net earnings per share – Basic:
Income from continuing operations	$0.30	$0.54	$2.27	$2.55
(Loss) income from discontinued operations	(0.02)	(0.80)	0.03	(0.57)
Net income (loss)	$0.28	$(0.26)	$2.30	$1.98
Weighted average shares outstanding – Basic	32,910	32,719	32,873	32,664
Net earnings per share – Diluted:
Income from continuing operations	$0.30	$0.53	$2.25	$2.53
(Loss) income from discontinued operations	(0.02)	(0.79)	0.04	(0.57)
Net income (loss)	$0.28	$(0.26)	$2.29	$1.96
Weighted average shares outstanding – Diluted	33,055	33,016	33,054	32,918

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,849	$32,054
Accounts receivable, net of allowance of $3,738 and $3,529, respectively	236,444	197,990
Inventories, net	176,207	98,307
Prepaid expenses and other current assets	21,467	19,671
Assets of discontinued operations	—	77,438
Total current assets	446,967	425,460
Property, plant, and equipment, net	96,885	89,562
Operating lease assets	18,120	25,229
Goodwill	510,942	514,279
Acquired intangibles	141,504	156,365
Other assets	483	1,599
	$1,214,901	$1,212,494
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$172,286	$134,738
Accrued expenses	67,993	83,505
Billings in excess of cost	46,711	34,702
Liabilities of discontinued operations	—	49,295
Total current liabilities	286,990	302,240
Long-term debt	23,781	85,636
Deferred income taxes	40,278	39,057
Non-current operating lease liabilities	11,390	17,730
Other non-current liabilities	27,204	24,026
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 100,000 and 50,000 shares in 2021 and 2020; 33,799 and 33,568 shares issued and outstanding in 2021 and 2020	338	336
Additional paid-in capital	314,541	304,870
Retained earnings	545,572	469,943
Accumulated other comprehensive income (loss)	187	(2,461)
Cost of 1,107 and 1,028 common shares held in treasury in 2021 and 2020	(35,380)	(28,883)
Total stockholders’ equity	825,258	743,805
	$1,214,901	$1,212,494

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2021	2020
Cash Flows from Operating Activities
Net income	$75,629	$64,566
Income (loss) from discontinued operations	1,113	(18,725)
Income from continuing operations	74,516	83,291
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,966	20,915
Intangible asset impairment	8,300	—
Stock compensation expense	8,652	8,173
Gain on sale of business	—	(1,881)
Exit activity costs, non-cash	1,193	493
Provision for deferred income taxes	2,968	3,786
Other, net	1,570	1,944
Changes in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	(41,887)	2,277
Inventories	(85,763)	(5,719)
Other current assets and other assets	(426)	5,467
Accounts payable	38,367	(1,160)
Accrued expenses and other non-current liabilities	(14,384)	(44,570)
Net cash provided by operating activities of continuing operations	25,072	73,016
Net cash (used in) provided by operating activities of discontinued operations	(2,002)	16,088
Net cash provided by operating activities	23,070	89,104
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	4,143	(313,686)
Net proceeds from sale of property and equipment	214	77
Purchases of property, plant, and equipment	(17,705)	(13,068)
Net proceeds from sale of business	38,062	2,000
Net cash provided by (used in) investing activities of continuing operations	24,714	(324,677)
Net cash used in investing activities of discontinued operations	(176)	(2,033)
Net cash provided by (used in) investing activities	24,538	(326,710)
Cash Flows from Financing Activities
Proceeds from long-term debt	59,500	85,000
Long-term debt payments	(120,636)	—
Purchase of common stock at market prices	(6,497)	(6,656)
Net proceeds from issuance of common stock	1,021	1,119
Net cash (used in) provided by financing activities	(66,612)	79,463
Effect of exchange rate changes on cash	(201)	(1,166)
Net decrease in cash and cash equivalents	(19,205)	(159,309)
Cash and cash equivalents at beginning of year	32,054	191,363
Cash and cash equivalents at end of year	$12,849	$32,054

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31, 2021
	As Reported In GAAP Statements	Restructuring & Intangible Asset Impairment Charges	Senior Leadership Transition Costs	Acquisition Related Items	Adjusted Financial Measures
Net Sales
Renewables	$108,671	$—	$—	$—	$108,671
Residential	159,534	—	—	—	159,534
Agtech	49,751	—	—	—	49,751
Infrastructure	16,493	—	—	—	16,493
Consolidated sales	334,449	—	—	—	334,449

Income from operations
Renewables	(1,037)	74	251	2,145	1,433
Residential	26,250	216	—	—	26,466
Agtech	(5,064)	8,203	—	—	3,139
Infrastructure	1,048	26	—	—	1,074
Segment Income	21,197	8,519	251	2,145	32,112
Unallocated corporate expense	(6,411)	49	1	2	(6,359)
Consolidated income from operations	14,786	8,568	252	2,147	25,753

Interest expense	459	—	—	—	459
Other expense	66	—	—	—	66
Income before income taxes	14,261	8,568	252	2,147	25,228
Provision for income taxes	4,468	2,153	58	536	7,215
Income from continuing operations	$9,793	$6,415	$194	$1,611	$18,013
Income from continuing operations per share – diluted	$0.30	$0.20	$—	$0.04	$0.54

Operating margin
Renewables	(1.0)%	0.1%	0.2%	1.9%	1.3%
Residential	16.5%	0.1%	—%	—%	16.6%
Agtech	(10.2)%	16.5%	—%	—%	6.3%
Infrastructure	6.4%	0.2%	—%	—%	6.5%
Segments Margin	6.3%	2.6%	0.1%	0.7%	9.6%
Consolidated	4.4%	2.6%	0.1%	0.7%	7.7%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31, 2020
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Adjusted Financial Measures
Net Sales
Renewables	$64,648	$—	$—	$—	$64,648
Residential	128,205	—	—	—	128,205
Agtech	59,905	—	—	—	59,905
Infrastructure	12,443	—	—	—	12,443
Consolidated sales	265,201	—	—	—	265,201

Income from operations
Renewables	8,254	—	—	—	8,254
Residential	20,287	70	—	—	20,357
Agtech	3,402	369	—	34	3,805
Infrastructure	573	226	—	—	799
Segment Income	32,516	665	—	34	33,215
Unallocated corporate expense	(9,794)	259	14	1,666	(7,855)
Consolidated income from operations	22,722	924	14	1,700	25,360

Interest expense	220	—	—	—	220
Other expense	150	—	—	—	150
Income before income taxes	22,352	924	14	1,700	24,990
Provision for income taxes	4,754	251	—	439	5,444
Income from continuing operations	$17,598	$673	$14	$1,261	$19,546
Income from continuing operations per share – diluted	$0.53	$0.02	$—	$0.04	$0.59

Operating margin
Renewables	12.8%	—%	—%	—%	12.8%
Residential	15.8%	0.1%	—%	—%	15.9%
Agtech	5.7%	0.6%	—%	0.1%	6.4%
Infrastructure	4.6%	1.8%	—%	—%	6.4%
Segments Margin	12.3%	0.3%	—%	—%	12.5%
Consolidated	8.6%	0.3%	—%	0.6%	9.6%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31, 2021
	As Reported In GAAP Statements	Restructuring & Intangible Asset Impairment Charges	Senior Leadership Transition Costs	Acquisition Related Items	Adjusted Financial Measures
Net Sales
Renewables	$432,096	$—	$—	$—	$432,096
Residential	635,505	—	—	—	635,505
Agtech	199,161	—	—	—	199,161
Infrastructure	73,021	—	—	—	73,021
Consolidated sales	1,339,783	—	—	—	1,339,783

Income from operations
Renewables	20,158	5,962	643	7,967	34,730
Residential	105,821	393	—	—	106,214
Agtech	(931)	9,987	—	—	9,056
Infrastructure	8,911	26	—	—	8,937
Segment Income	133,959	16,368	643	7,967	158,937
Unallocated corporate expense	(36,971)	145	1,312	970	(34,544)
Consolidated income from operations	96,988	16,513	1,955	8,937	124,393

Interest expense	1,639	—	—	—	1,639
Other (income) expense	(4,213)	—	—	4,747	534
Income before income taxes	99,562	16,513	1,955	4,190	122,220
Provision for income taxes	25,046	4,150	450	609	30,255
Income from continuing operations	$74,516	$12,363	$1,505	$3,581	$91,965
Income from continuing operations per share – diluted	$2.25	$0.38	$0.04	$0.11	$2.78

Operating margin
Renewables	4.7%	1.4%	0.1%	1.9%	8.0%
Residential	16.7%	0.1%	—%	—%	16.7%
Agtech	(0.5)%	5.0%	—%	—%	4.5%
Infrastructure	12.2%	—%	—%	—%	12.2%
Segments Margin	10.0%	1.2%	—%	0.6%	11.9%
Consolidated	7.2%	1.2%	0.1%	0.6%	9.3%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31, 2020
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Gain on Sale of Business	Adjusted Financial Measures
Net Sales
Renewables	$238,107	$—	$—	$—	$—	$238,107
Residential	522,814	—	—	—	—	522,814
Agtech	209,460	—	—	—	—	209,460
Infrastructure	62,197	—	—	—	—	62,197
Consolidated sales	1,032,578	—	—	—	—	1,032,578

Income from operations
Renewables	30,105	15	—	—	—	30,120
Residential	94,430	740	—	—	—	95,170
Agtech	10,633	932	—	2,779	—	14,344
Infrastructure	7,233	226	—	—	—	7,459
Segment Income	142,401	1,913	—	2,779	—	147,093
Unallocated corporate expense	(35,211)	375	2,526	1,991	—	(30,319)
Consolidated income from operations	107,190	2,288	2,526	4,770	—	116,774

Interest expense	703	—	—	—	—	703
Other (income) expense	(1,272)	—	—	—	1,881	609
Income before income taxes	107,759	2,288	2,526	4,770	(1,881)	115,462
Provision for income taxes	24,468	547	—	1,164	(469)	25,710
Income from continuing operations	$83,291	$1,741	$2,526	$3,606	$(1,412)	$89,752
Income from continuing operations per share – diluted	$2.53	$0.05	$0.08	$0.11	$(0.04)	$2.73

Operating margin
Renewables	12.6%	—%	—%	—%	—%	12.6%
Residential	18.1%	0.1%	—%	—%	—%	18.2%
Agtech	5.1%	0.4%	—%	1.3%	—%	6.8%
Infrastructure	11.6%	0.4%	—%	—%	—%	12.0%
Segments Margin	13.8%	0.2%	—%	0.3%	—%	14.2%
Consolidated	10.4%	0.2%	0.2%	0.5%	—%	11.3%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Income From Continuing Operations to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31, 2021
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$334,449	$108,671	$159,534	$49,751	$16,493

Income From Continuing Operations	9,793
Provision for Income Taxes	4,468
Interest Expense	459
Other (Income) / Expense	66
Operating Profit	14,786	(1,037)	26,250	(5,064)	1,048
Restructuring Charges	8,568	74	216	8,203	26
Senior Leadership Transition Costs	252	251	—	—	—
Acquisition Related Items	2,147	2,145	—	—	—
Adjusted Operating Profit	25,753	1,433	26,466	3,139	1,074
Adjusted Operating Margin	7.7%	1.3%	16.6%	6.3%	6.5%
Adjusted Other (Income) / Expense	66	—	—	—	—
Depreciation & Amortization	8,008	3,749	2,125	1,295	782
Less: Acquisition-Related Amortization	(1,567)	(1,567)	—	—	—
Adjusted Depreciation & Amortization	6,441	2,182	2,125	1,295	782
Stock Compensation Expense	1,755	162	224	86	33
Adjusted EBITDA	33,883	3,777	28,815	4,520	1,889

Adjusted EBITDA Margin	10.1%	3.5%	18.1%	9.1%	11.5%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Income From Continuing Operations to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31, 2020
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$265,201	$64,648	$128,205	$59,905	$12,443

Income From Continuing Operations	17,598
Provision for Income Taxes	4,754
Interest Expense	220
Other (Income) / Expense	150
Operating Profit	22,722	8,254	20,287	3,402	573
Restructuring Charges	924	—	70	369	226
Senior Leadership Transition Costs	14	—	—	—	—
Acquisition Related Items	1,700	—	—	34	—
Adjusted Operating Profit	25,360	8,254	20,357	3,805	799
Adjusted Operating Margin	9.6%	12.8%	15.9%	6.4%	6.4%
Adjusted Other (Income) / Expense	150	—	—	—	—
Depreciation & Amortization	5,166	827	2,232	1,373	761
Less: Acquisition-Related Amortization	(34)	—	—	(34)	—
Adjusted Depreciation & Amortization	5,132	827	2,232	1,339	761
Stock Compensation Expense	2,022	86	287	331	36
Adjusted EBITDA	32,364	9,167	22,876	5,475	1,596

Adjusted EBITDA Margin	12.2%	14.2%	17.8%	9.1%	12.8%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Income From Continuing Operations to Adjusted EBITDA
(in thousands)
(unaudited)

	Twelve Months Ended December 31, 2021
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$1,339,783	$432,096	$635,505	$199,161	$73,021

Income From Continuing Operations	74,516
Provision for Income Taxes	25,046
Interest Expense	1,639
Other (Income) / Expense	(4,213)
Operating Profit	96,988	20,158	105,821	(931)	8,911
Restructuring Charges	16,513	5,962	393	9,987	26
Senior Leadership Transition Costs	1,955	643	—	—	—
Acquisition Related Items	8,937	7,967	—	—	—
Adjusted Operating Profit	124,393	34,730	106,214	9,056	8,937
Adjusted Operating Margin	9.3%	8.0%	16.7%	4.5%	12.2%
Adjusted Other (Income) / Expense	534	—	—	—	—
Depreciation & Amortization	31,966	14,682	8,694	5,279	3,092
Less: Acquisition-Related Amortization	(6,273)	(6,273)	—	—	—
Adjusted Depreciation & Amortization	25,693	8,409	8,694	5,279	3,092
Stock Compensation Expense	7,895	772	990	599	104
Adjusted EBITDA	157,447	43,911	115,898	14,934	12,133

Adjusted EBITDA Margin	11.8%	10.2%	18.2%	7.5%	16.6%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Income From Continuing Operations to Adjusted EBITDA
(in thousands)
(unaudited)

	Twelve Months Ended December 31, 2020
	Consolidated	Renewables	Residential	Agtech	Infrastructure

Net Sales	$1,032,578	$238,107	$522,814	$209,460	$62,197

Income From Continuing Operations	83,291
Provision for Income Taxes	24,468
Interest Expense	703
Other (Income) / Expense	(1,272)
Operating Profit	107,190	30,105	94,430	10,633	7,233
Restructuring Charges	2,288	15	740	932	226
Senior Leadership Transition Costs	2,526	—	—	—	—
Acquisition Related Items	4,770	—	—	2,779	—
Adjusted Operating Profit	116,774	30,120	95,170	14,344	7,459
Adjusted Operating Margin	11.3%	12.6%	18.2%	6.8%	12.0%
Adjusted Other (Income) / Expense	609	—	—	—	—
Depreciation & Amortization	20,915	3,376	8,120	6,068	3,060
Less: Acquisition-Related Amortization	(905)	—	—	(905)	—
Adjusted Depreciation & Amortization	20,010	3,376	8,120	5,163	3,060
Stock Compensation Expense	8,173	86	767	845	50
Adjusted EBITDA	144,348	33,582	104,057	20,352	10,569

Adjusted EBITDA Margin	14.0%	14.1%	19.9%	9.7%	17.0%